20-F/A (Amendment No. 1) 2002

Exhibit 23.6

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 5, 2003, except for Note 31 (Changes in accounting policies and restatement of comparative data), as to which the date is May 22, 2004, relating to the Netherlands GAAP Financial Statements of the Royal Dutch/ Shell Group of Companies which is included in this Amendment No. 1.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London

June 25, 2004

Exhibits       E7